EXHIBIT 10.1




                                          As amended 11/23/88

            LONG TERM PERFORMANCE INCENTIVE PLAN

                  OF THE COCA-COLA COMPANY


SECTION 1.     PURPOSE

     The purpose of the Long Term Performance Incentive Plan of The Coca-Cola Company (the "Plan") is to advance the interests of The Coca-Cola Company (the "Company") by providing a competitive level of incentive for eligible senior executives which will encourage them to more closely identify with shareholder interests and to achieve financial results consistent with the Company's long range business plans. It will also provide a vehicle to attract and retain key executives who are responsible for moving the business forward.

SECTION 2.     ADMINISTRATION

     The Plan shall be administered by a committee (the "Committee") appointed by the Board of Directors of the Company (the "Board") from among its members and shall be comprised of not less than three (3) members of the Board. Unless and until its members are not qualified to serve on the Committee pursuant to the provisions of the Plan, the Compensation Committee of the Board shall function as the Committee. Members of the Committee shall be members of the Board who are not eligible to participate under the Plan and who have not been eligible to participate in the Plan for at least one year prior to the time at which they become members of the Committee. The Committee shall determine which of the eligible key employees of the Company and its Affiliates (as hereinafter defined) to whom, and the time or times at which, Long Term Incentive Awards will be granted under the Plan, and the other conditions of the grant of the Long Term Incentive Awards. The provisions and conditions of the grants of Long Term


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Incentive Awards need not be the same with respect to each
grantee or with respect to each Long Term Incentive Award.

     The Committee shall, subject to the provisions of the Plan, establish such rules and regulations as it deems necessary or advisable for the proper administration of the Plan, and shall make determinations and shall take such other action in connection with or in relation to accomplishing the objectives of the Plan as it deems necessary or advisable. Each determination or other action made or taken pursuant to the Plan, including interpretation of the Plan and the specific conditions and provisions of the Long Term Incentive Awards granted hereunder by the Committee shall be final and conclusive for all purposes and upon all persons including, but without limitation, the Company, its Affiliates, the Committee, the Board, officers and the affected employees of the Company and/or its Affiliates and their respective successors in interest.

SECTION 3.     ELIGIBILITY

     Each key Senior Vice President in charge of a major functional group as defined by the Chief Executive Officer of the Company, higher-level officers of the Company and such other key employees of the Company and its Affiliates as may be approved by the Chief Executive Officer of the Company from time to time shall be eligible to participate in the Plan. Long Term Incentive Awards may be granted to such officers and key employees of the Company and its Affiliates as determined in the sole discretion of the Committee. The term "Affiliates" shall mean any corporation or business organization in which the Company owns, directly or indirectly, twenty-five percent or more of the voting stock or capital during the time to which the granting of the Long Term Incentive Award applies.

SECTION 4.     GRANTS OF-LONG TERM INCENTIVE AWARDS

     (a)  ANNUAL SELECTION BY THE COMMITTEE OF PARTICIPANTS.
Annually, the Chief Executive Officer, following a selection by the Committee, shall advise key employees that they are


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participants in the Plan for a Performance Period.  Each
Performance Period will be of three years duration and shall commence on the January first of the applicable year. A new three year Performance Period shall commence each year.

     (b) CALCULATION OF PERFORMANCE INCENTIVE BASE. At the time the Chairman advises a participant of his or her participation, the participant's Performance Incentive Base shall be calculated. The Performance Incentive Base shall be the participant's salary grade midpoint at the time of notification, times a percentage predicated upon the participant's relative responsibility level within the Company. The percentage will be progressively higher for correspondingly higher levels of responsibility within the Company. Once the Performance Incentive Base (i.e., the employee's salary grade midpoint and the applicable percentage) is determined at the commencement of each Performance Period, that Performance Incentive Base will not change for that Performance Period.

SECTION 5.     PERFORMANCE CRITERION

     The measures of performance are objective and shall be based on two criteria measured annually over the three year Performance Period. The criteria are (i) the Company's average annual "Return on Shareholders' Equity" over the Performance Period and (ii) the "Compounded Annual Growth in Income From Continuing Operations" over the Performance Period.

     (a) RETURN ON SHAREHOLDERS' EQUITY. The average "Return on Shareholders' Equity" shall mean the average of the three percentages for each of the three years derived by dividing the amount of Shareholders' Equity as reported on the Company's Consolidated Balance Sheet (for example, $2,920,756,000 as of December 31, 1983, and $2,778,654,000 as of December 31, 1982)
into the amount of Income from Continuing Operations (after income taxes) as reported on the Company's Consolidated Statement of Income for the twelve months then ended (for example,


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$558,000,000 for the twelve months ended December 31, 1983
and $503,000,000 for the twelve months ended December 31,
1982) as reported in the Annual Report to Shareholders.

     (b) COMPOUNDED ANNUAL GROWTH IN INCOME FROM CONTINUING OPERATIONS. The "Compounded Annual Growth in Income from Continuing Operations" shall be the compounded average annual percentage change in Income from Continuing Operations (after income taxes) for the three years of the Performance Period.

SECTION 6.     AWARD DETERMINATION

     Awards will be determined after the close of each Performance Period from an award matrix, which matrix shall be adopted by the Committee at the inception of each Performance Period.

SECTION 7.     PAYMENT OF AWARDS

     (a)  AWARDS.  Awards shall be paid in cash.

     (b) THE VESTED CASH AWARD. One half of the Award will be paid in cash to each participant within sixty days after the date on which the independent accountants of the Company issue their report on the financial statements of the Company for the third year of each Performance Period (the "Vested Cash Award"). The second half of the Award is referred to herein as the "Contingent Award", and it shall be paid to each participant in the manner described in (d) below.

     (c) DEFERRAL OF VESTED CASH AWARDS. All Vested Cash Awards shall be paid in cash at the time prescribed in subparagraph (b) above, unless the Committee has received and approved, in its sole discretion prior to the grant of such Award, a request to defer payment. If such request to defer is approved by the Committee, the participant may elect to receive deferred payments of the Vested Cash Award from among the following options. Such election shall be made at the time the request to defer is made.


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           (i) Full cash payment at a date not less than one
     year from the date of the Vested Cash Award, nor more than one year after the date of retirement,

          (ii) Equal annual installments over a period not to exceed fifteen years, commencing not less than one year from the date of the Vested Cash Award, or

         (iii) Upon retirement.

Any amounts deferred shall bear interest from the date a Vested Cash Award is granted to the date of payment, such interest to be calculated pursuant to rules promulgated by the Committee. Notwithstanding any election to defer an Award as provided above, in the event of a participant's death, all amounts elected to be deferred shall be paid in full to the executor or administrator of a participant's estate within a reasonable time after notice to the Committee of such participant's death.

     (d) PAYMENT AND FORFEITURE OF CONTINGENT AWARD. The Contingent Award, plus interest in accordance with the above formula thereon from the date of such Contingent Award as determined by the Committee, shall be paid in cash to each participant within thirty days after the expiration of the second year following the end of the final year of the related Performance Period, provided that such Contingent Award has not been forfeited as set forth in the following sentence. The Contingent Cash Award shall be forfeited to the Company if, within two years from the date the Contingent Cash Award is granted, the participant voluntarily terminates his or her employment with the Company (for reasons other than death, retirement or disability as such disability may be determined by the Committee) or the participant's employment is terminated for cause by the Company.

     (e) RETIREMENT DEATH OR DISABILITY DURING FORFEITURE PERIOD. If, within two years after the end of a Performance Period for which a participant receives a Contingent Cash Award, the recipient retires, dies or becomes disabled, such recipient shall be paid the full Contingent Cash Award.


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     (f)  DEFERRAL OF CONTINGENT CASH AWARD.  The participant
may elect to defer receipt of the Contingent Cash Award at the same time and in the same manner as provided with respect to the Vested Cash Award in subparagraph (c) above.

     (g) WITHHOLDING FOR TAXES. The Company shall have the right to deduct from all Long Term Incentive Award payments any taxes required to be withheld with respect to such payments.

     (h) PAYMENTS TO ESTATES. Long Term Incentive Awards and earnings thereon, if any, to the extent that they are due to a participant pursuant to the provisions hereof and which remain unpaid at the time of the participant's death, shall be paid in full to the executor or administrator of the participant's estate.

SECTION 8.     TERMINATION OF EMPLOYMENT DURING ANY
               PERFORMANCE PERIOD

     (a) TERMINATION FOR REASONS OTHER THAN RETIREMENT, DEATH OR DISABILITY. If the participant's employment by the Company or an Affiliate terminates for any reason (other than retirement, death or disability) during any Performance Period, that participant shall not be entitled to any Long Term Incentive Award for that Performance Period.

     (b) DEATH, DISABILITY OR RETIREMENT DURING PERFORMANCE PERIOD. If a participant retires, dies or becomes disabled during any Performance Period, the amount of the Long Term Incentive Award shall be calculated as provided in Sections 4, 5 and 6 as if the Performance Period ended on the last day of the year in which the participant retired, died or became disabled. Such Long Term Incentive Award will then be paid all in cash within sixty days after the date on which the independent public accountants of the Company issue their report on the financial statements of the Company for the last year of the Performance Period. The amount of the Long Term Incentive Award will be prorated by a fraction, the numerator of which shall be the number of whole calendar months in the period commencing with the first month of the Performance Period and ending with the whole calendar month immediately preceding the date of retirement, death or disability, and the denominator of which will be thirty-six.


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SECTION 9.     AMENDMENTS, MODIFICATION AND TERMINATION OF
               THE PLAN

     The Board or the Committee may terminate the Plan, in whole or in part, may suspend the Plan, in whole or in part from time to time, and may amend the Plan from time to time, including the adoption of amendments deemed necessary or desirable to correct any defect or supply an omission or reconcile any inconsistency in the Plan or in any Long Term Incentive Award granted thereunder. No amendment, termination or modification of the Plan shall in any manner affect Long Term Incentive Awards theretofore granted without the consent of the employee unless the Committee has made a determination that an amendment or modification is in the best interest of all persons to whom Long Term Incentive Awards have theretofore been granted.

SECTION 10.    GOVERNING LAW

     The Plan and all determinations made and actions taken pursuant thereto shall be governed by the laws of the State of Georgia and construed in accordance therewith.

SECTION 11.    CHANGE IN CONTROL

     If there is a Change in Control while the Plan remains in effect, then

     (a) each participant's Award accrued through the date of such Change in Control for each Performance
          Period then in effect automatically shall become nonforfeitable on such date,

     (b) the Committee immediately after the date of such Change in Control shall determine each participant's Award accrued through the end of the calendar month which immediately precedes the date of such Change in Control, and such determination shall be made based on a formula established by the Committee which computes such Award using (1) actual performance data for each full Plan Year in each Performance Period for which such data is available and (2) projected


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          data for each other Plan Year, which projection
          shall be based on a comparison (for the Plan Year which includes the Change in Control) of the actual performance versus budgeted performance for compounded annual growth in income from continuing operations for the full calendar months (in such Plan Year) which immediately precede the Change in Control and the actual performance versus budget performance for the average return on shareholder equity for such period multiplied by (3) a fraction, the numerator of which shall be the number of full calendar months in each such Performance Period before the date of the Change in Control and the denominator of which shall be 36,

     (c) each participant's accrued Award (as determined under Section 11(b) and his then unpaid Vested Cash Award and Contingent Awards under Section 7 (computed with interest at the weighted prime rate at Trust Company Bank, Atlanta, Georgia accrued on such awards under Section 7 through the date of such Change in Control) shall be paid to him in a lump sum in cash promptly after the date of such Change in Control in lieu of any other additional payments under the Plan for the related Performance Periods, and

     (d) any federal golden parachute payment excise tax paid or payable under Section 4999 of the Internal Revenue Code of 1986, as amended, or any successor to such section, by a participant for his taxable year for which he reports the payment made under
          Section 11(c) on his federal income tax return shall be deemed attributable to such payment under
          Section 11(c), and the Company promptly on written demand from the participant (or, if he is dead, from his estate) shall pay to him (or, if he is dead, to his estate) an amount equal to such excise tax.

A "Change in Control" for purposes of this Section 11 shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation


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14A promulgated under the Securities Exchange Act of 1934
(the "Exchange Act") as in effect on November 15, 1988, provided that such a change in control shall be deemed to have occurred at such time as (i) any "person" (as that term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities representing 20% or more of the combined voting power for election of directors of the then outstanding securities of the Company or any successor of the Company; (ii) during any period of two consecutive years or less, individuals who at the beginning of such period constituted the Board of Directors of the Company cease, for any reason, to constitute at least a majority of the Board of Directors, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iii) the shareholders of the Company approve any merger or consolidation as a result of which its stock shall be changed, converted or exchanged (other than a merger with a wholly-owned subsidiary of the Company) or any liquidation of the Company or any sale or other disposition of 50% or more of the assets of earning power of the Company; or (iv) the shareholders of the Company approve any merger or consolidation to which the Company is a party as a result of which the persons who were shareholders of the Company immediately prior to the effective date of the merger or consolidation shall have beneficial ownership of less than 50% of the combined voting power for election of directors of the surviving corporation following the effective date of such merger or consolidation; provided, however, that no Change in Control shall be deemed to have occurred if, prior to such time as a Change in Control would otherwise be deemed to have occurred, the Board of Directors determines otherwise.


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